Exhibit 99.1

Issue Date: Sept. 21, 2011

Investor Update

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for the third quarter and full year 2011. All year-over-year comparisons are based on the pro forma combined company financial statements published in our April 2011 Investor Update which can be found on our website at http://ir.unitedcontinentalholdings.com under Investor Updates in the Investor Resources section of the website.

Capacity

The Company estimates its third quarter 2011 consolidated domestic available seat miles (“ASM”) to be down 1.9% and consolidated international ASM to be up 0.6% for a consolidated system ASM decrease of 0.8% as compared to the same period in the prior year. Despite severe weather during the quarter, the Company completed a higher percentage of flights than expected, driving higher capacity than prior guidance.

Revenue Guidance

The Company expects third quarter consolidated Passenger Revenue per ASM (“PRASM”) to grow between 9.5% and 10.5% year-over-year, which implies year-over-year PRASM growth of approximately 10% to 12% for the month of September. As with June 2011, the Company’s September year-over-year PRASM growth will be reduced due to the impact of the trans-Atlantic joint venture revenue-sharing agreement, which is accounted for as Passenger Revenue in the third quarter and is entirely booked in the month of September. While this agreement was effective January 1, 2010, the agreement was finalized in the fourth quarter of 2010 and all related activity was recorded as Other Operating Expense. Therefore, the 2010 revenue results do not reflect the negative impact of the joint venture obligation. Adjusting for the impact of the trans-Atlantic joint venture related revenue adjustment in September 2010, the Company expects September 2011 PRASM to grow approximately 12% to 14% year-over-year.

The Company expects third quarter Cargo and Other Revenue to be between $1.11 billion and $1.14 billion.

Non-Fuel Expense Guidance

The Company expects third quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses to be up 1.7% to 2.7%.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled cash hedges, to be $3.15 per gallon for the third quarter based on the forward curve as of Sept. 14, 2011.

Non-Operating Income/(Expense)

The Company estimates third quarter non-operating expense to be between $250 million and $260 million. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense). This guidance includes a charge of approximately $37 million related to fuel hedge ineffectiveness for the third quarter, which is an acceleration of hedge settlement expense that would have been booked at the time of cash settlement through the fuel expense line. The Company’s fuel expense guidance for future periods reflects the impact of this charge.

Profit Sharing and Stock-based Compensation

The Company pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation expense, as profit sharing to employees when pre-tax profit excluding special items, profit sharing expense and stock compensation program expense exceeds $10 million. Profit sharing expense is accrued on a year-to-date basis, and $90 million has been accrued through the second quarter of 2011. Stock compensation expense for the purposes of the profit sharing calculation in the third quarter is estimated to be $9 million, and $27 million year-to-date through the third quarter of 2011.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the third quarter, the Company expects approximately $225 million of gross capital expenditures and approximately $190 million of net capital expenditures, both excluding purchase deposits of $51 million.

The Company estimates scheduled debt and capital lease payments for the third quarter to be $0.3 billion. During the quarter, the Company made approximately $0.2 billion of debt and capital lease pre-payments, bringing total debt and capital lease payments to $0.5 billion.

Cash Balance

The Company expects to end the third quarter with approximately $8.4 billion of unrestricted cash, cash equivalents and short-term investments.

Taxes

The Company currently expects to record minimal cash taxes in third quarter 2011.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 1.2 points, mainline international advance booked seat factor is down 3.5 points, mainline Atlantic advance booked seat factor is down 3.9 points, mainline Pacific advance booked seat factor is down 5.1 points and mainline Latin America advance booked seat factor is down 1.2 points. Regional advance booked seat factor is down 0.6 points.

Company Outlook

Third Quarter 2011 Operational Outlook

	Estimated 3Q 2011	Year-Over-Year % Change Higher/(Lower)[1]
Capacity (Million ASM)
Mainline Capacity
Domestic	29,491	(2.5%)
Atlantic	13,440	(1.7%)
Pacific	10,102	1.7%
Latin America	4,861	5.3%
Total Mainline Capacity	57,894	(1.0%)
Regional[2]	8,704	0.0%
Consolidated Capacity
Domestic	37,768	(1.9%)
International	28,831	0.6%
Total Consolidated Capacity	66,599	(0.8%)

Traffic (Million RPM)
Mainline Traffic
Domestic	25,753 - 26,016	(2.3%) - (1.3%)
Atlantic	11,396 - 11,515	(4.2%) - (3.2%)
Pacific	8,412 - 8,498	(2.1%) - (1.1%)
Latin America	3,977 - 4,015	3.7% - 4.7%
Total Mainline System Traffic	49,538 - 50,044	(2.2%) - (1.2%)
Regional System Traffic[2]	6,950 - 7,020	(1.2%) - (0.2%)
Consolidated System Traffic
Domestic System	32,353 - 32,683	(2.0%) - (1.0%)
International System	24,135 - 24,381	(2.2%) - (1.2%)
Total Consolidated System Traffic	56,488 - 57,064	(2.1%) - (1.1%)

Load Factor
Mainline Load Factor
Domestic	87.3% - 88.2%	0.2 pts. - 1.1 pts.
Atlantic	84.8% - 85.7%	(2.2) pts. - (1.3) pts.
Pacific	83.3% - 84.1%	(3.3) pts. - (2.4) pts.
Latin America	81.8% - 82.6%	(1.2) pts. - (0.4) pts.
Total Mainline Load Factor	85.6% - 86.4%	(1.1) pts. - (0.2) pts.
Regional Load Factor[2]	79.8% - 80.7%	(1.0) pts. - (0.2) pts.
Consolidated Load Factor
Domestic	85.7% - 86.5%	(0.1) pts. - 0.8 pts.
International	83.7% - 84.6%	(2.4) pts. - (1.6) pts.
Total Consolidated Load Factor	84.8% - 85.7%	(1.1) pts. - (0.2) pts.

1.	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines.
2.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

Company Outlook

Third Quarter 2011 Financial Outlook

	Estimated 3Q 2011	Year-Over-Year % Change Higher/(Lower)[1]
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue	12.44 - 12.56	9.3% - 10.3%
Regional Passenger Unit Revenue	20.60 - 20.72	10.4% - 11.0%
Consolidated Passenger Unit Revenue	13.50 - 13.62	9.5% - 10.5%
Cargo and Other Revenue ($M)	$1,110 - $1,140

Operating Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing	12.56 - 12.63	11.7% - 12.3%
Regional Unit Cost	18.93 - 19.07	11.0% - 11.9%
Consolidated Unit Cost Excluding Profit Sharing	13.39 - 13.47	11.6% - 12.2%

Non-Fuel Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Fuel and Profit Sharing	7.90 - 7.97	2.3% - 3.3%
Regional Unit Cost Excluding Fuel	11.60 - 11.74	(1.3%) - 0.0%
Consolidated Unit Cost Excluding Fuel and Profit Sharing	8.38 - 8.46	1.7% - 2.7%

Select Expense Measures ($M)
Aircraft Rent	$255
Depreciation and Amortization	$390

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	870
Regional Fuel Consumption (Million Gallons)	190
Consolidated Fuel Consumption (Million Gallons)	1060
Consolidated Fuel Price Excluding Hedges	$3.24 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.15 / Gallon

Non-Operating Income/(Expense) ($M)	($250) - ($260)

Income Taxes ($M)
Income Tax Rate	0%

Capital Expenditures ($M)
Gross Capital Expenditures ex Purchase Deposits	$225
Net Capital Expenditures ex Purchase Deposits	$190
Purchase Deposits	$51

Debt and Capital Lease Obligations ($B)
Scheduled Debt and Capital Lease Obligations	$0.3

1.	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines.
2.	Excludes special charges.

Company Outlook

Fuel Hedge Positions by Quarter

As of Sept. 14, 2011, the Company had hedged approximately 58% of its remaining 2011 expected consolidated fuel consumption; further details are as follows:

		4Q 2011			1Q 2012			2Q 2012
		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price
WTI Crude Oil Swaps	($/bbl)	10%	$92.03		2%	$94.43		—
Heating Oil Swaps	($/gal)	4%	2.93		1%	2.93		—
Jet Fuel Swaps	($/gal)	4%	3.03		—			—
WTI Crude Oil Call Options	($/bbl)	12%	98.79		2%	99.40		—
Heating Oil Call Options	($/gal)	5%	3.23		15%	3.23		12%	3.20
Jet Fuel Call Options	($/gal)	2%	3.21		—			—
Heating Oil Collars	($/gal)	19%	3.27	2.63	18%	3.18	2.63	12%	3.11	2.50

Total		56%			38%			24%

Fuel Price Sensitivity

The table below outlines the Company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of Sept.14, 2011:

Crude Oil Price*	Cash Settled Hedge Impact	1Q11	2Q11	3Q11	4Q11	FY11

$115 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.37	$3.86	$3.81	$3.50
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.13)	($0.27)	($0.21)

$105 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.37	$3.62	$3.57	$3.38
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.11)	($0.14)	($0.17)

$95 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.37	$3.39	$3.34	$3.26
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.10)	($0.03)	($0.14)

$88.91 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.37	$3.24	$3.19	$3.19
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.09)	$0.01	($0.13)

$85 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.37	$3.15	$3.10	$3.14
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.09)	$0.02	($0.13)

$75 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.37	$2.91	$2.86	$3.02
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	$0.07	($0.11)

$65 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.37	$2.67	$2.62	$2.90
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.07)	$0.11	($0.10)

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with Sept. 14, 2011 forward prices and a parallel crude forward price curve consistent with Sept. 14, 2011 forward prices. Row headings refer to illustrative spot closing prices on Sept. 14, 2011.
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	3Q 2011(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	330	330	$—
$1 million - $36 million	330	331	—
$37 million - $61 million	330	371	4
$62 million - $111 million	330	383	7
$112 million - $371 million	330	388	8
$372 million or greater	330	392	12

	Full Year 2011(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	329	329	$—
$1 million - $144 million	329	331	—
$145 million - $247 million	329	371	17
$248 million - $1,096 million	329	383	26
$1,097 million - $1,484 million	329	394	59
$1,485 million or greater	329	398	76

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

	3Q 2011 Estimate
Mainline operating expense per ASM – CASM (cents)	Low	High
Mainline operating expense excluding profit sharing	12.56	12.63
Special items and other exclusions (a)	—	—

Mainline operating expense excluding profit sharing and special items (b)	12.56	12.63
Less: Fuel expense (c)	(4.66)	(4.66)

Mainline operating expense excluding fuel, profit sharing and special items (c)	7.90	7.97

Regional expense per ASM – CASM (cents)	Low	High
Regional operating expense	18.93	19.07
Less: Regional fuel expense	(7.33)	(7.33)

Regional CASM excluding fuel	11.60	11.74

Consolidated operating expense per ASM – CASM (cents)	Low	High
Consolidated operating expense excluding profit sharing	13.39	13.47
Special items and other exclusions (a)	—	—

Consolidated operating expense excluding profit sharing and special items (b)	13.39	13.47
Less: Fuel expense (c)	(5.01)	(5.01)

Consolidated expense excluding fuel, profit sharing and special items (c)	8.38	8.46

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com

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